The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
Subject to completion dated July 9, 2026
July , 2026 Registration Statement Nos. 333-293684 and 333-293684-01; Rule 424(b)(2)
Pricing supplement to product supplement no. 3-I dated April 17, 2026, underlying supplement no. 1-I dated April 17, 2026 and the prospectus and prospectus supplement, each dated April 17, 2026
JPMorgan Chase Financial Company LLC
Structured Investments
Yield Notes Linked to the Lesser Performing of the Common
Stock of ConocoPhillips and the State Street® Energy Select
Sector SPDR® ETF due July 13, 2028
Fully and Unconditionally Guaranteed by JPMorgan Chase & Co.
• The notes are designed for investors who seek a higher interest rate than the yield on a conventional debt security with the same maturity issued by us. The notes will pay at least 8.50% per annum interest over the term of the notes, payable at a rate of at least 0.70833% per month.
• Investors should be willing to accept the risk of losing a significant portion or all of their principal and be willing to forgo dividend payments, in exchange for Interest Payments.
• The notes are unsecured and unsubordinated obligations of JPMorgan Chase Financial Company LLC, which we refer to as JPMorgan Financial, the payment on which is fully and unconditionally guaranteed by JPMorgan Chase & Co. Any payment on the notes is subject to the credit risk of JPMorgan Financial, as issuer of the notes, and the credit risk of JPMorgan Chase & Co., as guarantor of the notes.
• Payments on the notes are not linked to a basket composed of the Underlyings. Payments on the notes are linked to the performance of each of the Underlyings individually, as described below.
• Minimum denominations of $1,000 and integral multiples thereof
• The notes are expected to price on or about July 9, 2026 (the “Pricing Date”) and are expected to settle on or about July
14, 2026. The Strike Value of each Underlying has been determined by reference to the closing value of that
Underlying on July 8, 2026 and not by reference to the closing value of that Underlying on the Pricing Date.
• CUSIP: 46661CQA7
Investing in the notes involves a number of risks. See “Risk Factors” beginning on page S-2 of the accompanying prospectus supplement, “Risk Factors” beginning on page PS-12 of the accompanying product supplement and
“Selected Risk Considerations” beginning on page PS-3 of this pricing supplement.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this pricing supplement or the accompanying product supplement, underlying supplement, prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.
Price to Public (1)
Fees and Commissions (2)
Proceeds to Issuer
Per note
$1,000
$
$
Total
$
$
$
(1) See “Supplemental Use of Proceeds” in this pricing supplement for information about the components of the price to public of the notes.
(2) J.P. Morgan Securities LLC, which we refer to as JPMS, acting as agent for JPMorgan Financial, will pay all of the selling commissions it receives from us to other affiliated or unaffiliated dealers. In no event will these selling commissions exceed $4.00 per
$1,000 principal amount note. See “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.
If the notes priced today, the estimated value of the notes would be approximately $990.00 per $1,000 principal amount note. The estimated value of the notes, when the terms of the notes are set, will be provided in the pricing supplement and will not be less than $970.00 per $1,000 principal amount note. See “The Estimated Value of the Notes” in this pricing supplement for additional information.
The notes are not bank deposits, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and are not obligations of, or guaranteed by, a bank.

PS-1 | Structured Investments
Yield Notes Linked to the Lesser Performing of the Common Stock of
ConocoPhillips and the State Street® Energy Select Sector SPDR® ETF
Key Terms
Issuer: JPMorgan Chase Financial Company LLC, a direct,
wholly owned finance subsidiary of JPMorgan Chase & Co.
Guarantor: JPMorgan Chase & Co.
Underlyings: The common stock of ConocoPhillips, par value
$0.01 per share (Bloomberg ticker: COP) (the “Reference
Stock”) and the State Street® Energy Select Sector SPDR® ETF
(Bloomberg ticker: XLE) (the “Fund”) (each of the Reference
Stock and the Fund, an “Underlying” and collectively, the
“Underlyings”)
Interest Payments: You will receive on each Interest Payment
Date for each $1,000 principal amount note an Interest
Payment equal to at least $7.0833 (equivalent to an Interest
Rate of at least 8.50% per annum, payable at a rate of at least
0.70833% per month) (to be provided in the pricing
supplement).
Interest Rate: At least 8.50% per annum, payable at a rate of at least 0.70833% per month (to be provided in the pricing
supplement)
Trigger Value: With respect to each Underlying, 60.00% of its
Strike Value, which is $66.432 for the Reference Stock and
$33.36 for the Fund
Strike Date: July 8, 2026
Pricing Date: On or about July 9, 2026
Original Issue Date (Settlement Date): On or about July 14,
2026
Interest Payment Dates*: August 13, 2026, September 11,
2026, October 14, 2026, November 13, 2026, December 11,
2026, January 13, 2027, February 11, 2027, March 11, 2027,
April 13, 2027, May 13, 2027, June 11, 2027, July 13, 2027,
August 12, 2027, September 13, 2027, October 14, 2027,
November 12, 2027, December 13, 2027, January 13, 2028,
February 11, 2028, March 13, 2028, April 13, 2028, May 11,
2028, June 13, 2028 and the Maturity Date
Observation Date*: July 10, 2028
Maturity Date*: July 13, 2028
* Subject to postponement in the event of a market disruption event and as described under “General Terms of Notes — Postponement of a Determination Date — Notes Linked to Multiple Underlyings”
and “General Terms of Notes — Postponement of a Payment Date”
in the accompanying product supplement or early acceleration in the event of an acceleration event as described under “General
Terms of Notes — Consequences of an Acceleration Event” in the
accompanying product supplement and “Selected Risk
Considerations — Risks Relating to the Notes Generally — We May
Accelerate Your Notes If an Acceleration Event Occurs” in this pricing supplement
Payment at Maturity:
If the Final Value of each Underlying is greater than or equal to its Trigger Value, you will receive a cash payment at maturity, for each $1,000 principal amount note, equal to (a) $1,000 plus
(b) the Interest Payment applicable to the Maturity Date.
If the Final Value of either Underlying is less than its Trigger
Value, your payment at maturity per $1,000 principal amount
note, in addition to the Interest Payment applicable to the
Maturity Date, will be calculated as follows:
$1,000 + ($1,000 × Lesser Performing Underlying Return)
If the Final Value of either Underlying is less than its Trigger
Value, you will lose more than 40.00% of your principal amount at maturity and could lose all of your principal amount at
maturity.
Lesser Performing Underlying: The Underlying with the
Lesser Performing Underlying Return
Lesser Performing Underlying Return: The lower of the
Underlying Returns of the Underlyings
Underlying Return:
With respect to each Underlying,
(Final Value – Strike Value)
Strike Value
Strike Value: With respect to each Underlying, the closing
value of that Underlying on the Strike Date, which was $110.72 for the Reference Stock and $55.60 for the Fund. The Strike
Value of each Underlying is not the closing value of that
Underlying on the Pricing Date.
Final Value: With respect to each Underlying, the closing value of that Underlying on the Observation Date
Stock Adjustment Factor: The Stock Adjustment Factor is
referenced in determining the closing value of the Reference
Stock and is set equal to 1.0 on the Strike Date. The Stock
Adjustment Factor is subject to adjustment upon the occurrence of certain corporate events affecting the Reference Stock. See
“The Underlyings — Reference Stocks — Anti-Dilution
Adjustments” and “The Underlyings — Reference Stocks —
Reorganization Events” in the accompanying product
supplement for further information.
Share Adjustment Factor: The Share Adjustment Factor is
referenced in determining the closing value of the Fund and is set equal to 1.0 on the Strike Date. The Share Adjustment
Factor is subject to adjustment upon the occurrence of certain events affecting the Fund. See “The Underlyings — Funds —
Anti-Dilution Adjustments” in the accompanying product
supplement for further information.

PS-2 | Structured Investments
Yield Notes Linked to the Lesser Performing of the Common Stock of
ConocoPhillips and the State Street® Energy Select Sector SPDR® ETF
How the Notes Work
Payment at Maturity
Total Interest Payments
The hypothetical total Interest Payments per $1,000 principal amount note over the term of the notes based on a hypothetical Interest
Rate of 8.50% per annum is $170.00. The actual Interest Rate will be provided in the pricing supplement and will be at least 8.50% per annum.
Hypothetical Payout Examples
The following examples illustrate payments on the notes linked to two hypothetical Underlyings, assuming a range of performances for the hypothetical Lesser Performing Underlying on the Observation Date.
The hypothetical payments set forth below assume the following:
• a Strike Value for the Lesser Performing Underlying of $100.00;
• a Trigger Value for the Lesser Performing Underlying of $60.00 (equal to 60.00% of its hypothetical Strike Value); and
• an Interest Rate of 8.50% per annum (payable at a rate of 0.70833% per month).
The hypothetical Strike Value of the Lesser Performing Underlying of $100.00 has been chosen for illustrative purposes only and does not represent the actual Strike Value of either Underlying. The actual Strike Value of each Underlying is the closing value of that
Underlying on the Strike Date and is specified under “Key Terms — Strike Value” in this pricing supplement. For historical data regarding the actual closing values of each Underlying, please see the historical information set forth under “The Underlyings” in this pricing supplement.
Each hypothetical payment set forth below is for illustrative purposes only and may not be the actual payment applicable to a purchaser of the notes. The numbers appearing in the following examples have been rounded for ease of analysis.
Example 1 — The Final Value of the Lesser Performing Underlying is greater than or equal to its Trigger Value.
Date
Closing Value of Lesser
Performing Underlying
Observation Date
$90.00
Final Value of the Lesser Performing Underlying is greater than or equal to its Trigger Value
Total Payment
$1,170.00 (17.00% return)
Because the Final Value of the Lesser Performing Underlying is greater than or equal to its Trigger Value, the payment at maturity, for each $1,000 principal amount note, will be $1,007.0833 (or $1,000 plus the Interest Payment applicable to the Maturity Date). When added to the Interest Payments received with respect to the prior Interest Payment Dates, the total amount paid, for each $1,000 principal amount note, is $1,170.00.
Observation Date Payment at Maturity
The Final Value of each Underlying is greater than or equal to its Trigger Value.
You will receive, in addition to the
Interest Payment applicable to the
Maturity Date:
$1,000 + ($1,000 ×Lesser Performing
Underlying Return)
Under these circumstances, you will
lose a significant portion or all of your
principal amount at maturity.
The Final Value of either Underlying is less than its Trigger Value.
You will receive (a) $1,000 plus (b)
the Interest Payment applicable to the
Maturity Date.

PS-3 | Structured Investments
Yield Notes Linked to the Lesser Performing of the Common Stock of
ConocoPhillips and the State Street® Energy Select Sector SPDR® ETF
Example 2 — The Final Value of the Lesser Performing Underlying is less than its Trigger Value.
Date
Closing Value of Lesser
Performing Underlying
Observation Date
$50.00
Final Value of the Lesser Performing Underlying is less than its
Trigger Value
Total Payment
$670.00 (-33.00% return)
Because the Final Value of the Lesser Performing Underlying is less than its Trigger Value and the Lesser Performing Underlying
Return is -50.00%, the payment at maturity will be $507.0833 per $1,000 principal amount note, calculated as follows:
$1,000 + [$1,000 × (-50.00%)] + $7.0833 = $507.0833
When added to the Interest Payments received with respect to the prior Interest Payment Dates, the total amount paid, for each $1,000 principal amount note, is $670.00.
The hypothetical returns and hypothetical payments on the notes shown above apply only if you hold the notes for their entire term.
These hypotheticals do not reflect the fees or expenses that would be associated with any sale in the secondary market. If these fees and expenses were included, the hypothetical returns and hypothetical payments shown above would likely be lower.
Selected Risk Considerations
An investment in the notes involves significant risks. These risks are explained in more detail in the “Risk Factors” sections of the accompanying prospectus supplement and product supplement.
Risks Relating to the Notes Generally
• YOUR INVESTMENT IN THE NOTES MAY RESULT IN A LOSS —
The notes do not guarantee any return of principal. If the Final Value of either Underlying is less than its Trigger Value, you will lose 1% of the principal amount of your notes for every 1% that the Final Value of the Lesser Performing Underlying is less than its
Strike Value. Accordingly, under these circumstances, you will lose more than 40.00% of your principal amount at maturity and could lose all of your principal amount at maturity.
• CREDIT RISKS OF JPMORGAN FINANCIAL AND JPMORGAN CHASE & CO. —
Investors are dependent on our and JPMorgan Chase & Co.’s ability to pay all amounts due on the notes. Any actual or potential change in our or JPMorgan Chase & Co.’s creditworthiness or credit spreads, as determined by the market for taking that credit risk, is likely to adversely affect the value of the notes. If we and JPMorgan Chase & Co. were to default on our payment obligations, you may not receive any amounts owed to you under the notes and you could lose your entire investment.
• AS A FINANCE SUBSIDIARY, JPMORGAN FINANCIAL HAS NO INDEPENDENT ACTIVITIES AND HAS LIMITED ASSETS —
As a finance subsidiary of JPMorgan Chase & Co., we have no independent activities beyond the issuance and administration of our securities and the collection of intercompany obligations. Aside from the initial capital contribution from JPMorgan Chase &
Co., substantially all of our assets relate to obligations of JPMorgan Chase & Co. to make payments under loans made by us to
JPMorgan Chase & Co. or under other intercompany agreements. As a result, we are dependent upon payments from JPMorgan
Chase & Co. to meet our obligations under the notes. We are not an operating subsidiary of JPMorgan Chase & Co. and in a bankruptcy or resolution of JPMorgan Chase & Co. we are not expected to have sufficient resources to meet our obligations in respect of the notes as they come due. If JPMorgan Chase & Co. does not make payments to us and we are unable to make payments on the notes, you may have to seek payment under the related guarantee by JPMorgan Chase & Co., and that guarantee will rank pari passu with all other unsecured and unsubordinated obligations of JPMorgan Chase & Co. For more information, see “Risk Factors — Holders of securities issued by JPMorgan Financial may be subject to losses if JPMorgan Chase
& Co. were to enter into a resolution” in the accompanying prospectus supplement.
• THE APPRECIATION POTENTIAL OF THE NOTES IS LIMITED TO THE SUM OF THE INTEREST PAYMENTS PAID OVER
THE TERM OF THE NOTES,
regardless of any appreciation of either Underlying, which may be significant. You will not participate in any appreciation of either
Underlying.
• YOU ARE EXPOSED TO THE RISK OF DECLINE IN THE VALUE OF EACH UNDERLYING —
Payments on the notes are not linked to a basket composed of the Underlyings and are contingent upon the performance of each individual Underlying. Poor performance by either of the Underlyings over the term of the notes may negatively affect your payment at maturity and will not be offset or mitigated by positive performance by the other Underlying.

PS-4 | Structured Investments
Yield Notes Linked to the Lesser Performing of the Common Stock of
ConocoPhillips and the State Street® Energy Select Sector SPDR® ETF
• YOUR PAYMENT AT MATURITY WILL BE DETERMINED BY THE LESSER PERFORMING UNDERLYING.
• THE BENEFIT PROVIDED BY THE TRIGGER VALUE MAY TERMINATE ON THE OBSERVATION DATE —
If the Final Value of either Underlying is less than its Trigger Value, the benefit provided by the Trigger Value will terminate and you will be fully exposed to any depreciation of the Lesser Performing Underlying.
• YOU WILL NOT RECEIVE DIVIDENDS ON EITHER UNDERLYING OR THE SECURITIES HELD BY THE FUND OR HAVE ANY
RIGHTS WITH RESPECT TO THE UNDERLYINGS OR THOSE SECURITIES.
• THE RISK OF THE CLOSING VALUE OF AN UNDERLYING FALLING BELOW ITS TRIGGER VALUE IS GREATER IF THE
VALUE OF THAT UNDERLYING IS VOLATILE.
• WE MAY ACCELERATE YOUR NOTES IF AN ACCELERATION EVENT OCCURS —
Upon the announcement or occurrence of an acceleration event, we may, in our sole and absolute discretion, accelerate the payment on your notes and pay you an amount determined by the calculation agent in good faith and in a commercially reasonable manner by reference to the values of any fixed-income debt component and any derivatives underlying the economic terms of the notes as of the date of the notice of acceleration. An acceleration event means a Reference Stock is no longer listed or admitted to trading on its relevant exchange and the calculation agent determines, in its sole discretion, that no Replacement Reference Stock
(as defined in the accompanying product supplement) is available, or a Fund is delisted, liquidated or otherwise terminated and the calculation agent determines, in its sole discretion, that no successor fund is available. If the payment on your notes is accelerated, your investment may result in a loss, and you may not be able to reinvest your money in a comparable investment.
Please see “The Underlyings — Reference Stocks — Delisting of a Reference Stock or Nationalization of a Reference Stock
Issuer” and “The Underlyings — Funds — Discontinuation or Modification of a Fund” in the accompanying product supplement for more information.
• LACK OF LIQUIDITY —
The notes will not be listed on any securities exchange. Accordingly, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which JPMS is willing to buy the notes. You may not be able to sell your notes. The notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your notes to maturity.
• THE FINAL TERMS AND VALUATION OF THE NOTES WILL BE PROVIDED IN THE PRICING SUPPLEMENT —
You should consider your potential investment in the notes based on the minimums for the estimated value of the notes and the
Interest Rate.
Risks Relating to Conflicts of Interest
• POTENTIAL CONFLICTS —
We and our affiliates play a variety of roles in connection with the notes. In performing these duties, our and JPMorgan Chase &
Co.’s economic interests are potentially adverse to your interests as an investor in the notes. It is possible that hedging or trading activities of ours or our affiliates in connection with the notes could result in substantial returns for us or our affiliates while the value of the notes declines. Please refer to “Risk Factors — Risks Relating to Conflicts of Interest” in the accompanying product supplement.
Risks Relating to the Estimated Value and Secondary Market Prices of the Notes
• THE ESTIMATED VALUE OF THE NOTES WILL BE LOWER THAN THE ORIGINAL ISSUE PRICE (PRICE TO PUBLIC) OF
THE NOTES —
The estimated value of the notes is only an estimate determined by reference to several factors. The original issue price of the notes will exceed the estimated value of the notes because costs associated with selling, structuring and hedging the notes are included in the original issue price of the notes. These costs include the selling commissions, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the notes, the estimated cost of hedging our obligations under the notes and the fees, if any, paid for third-party data analytics and/or electronic platform services. See “The
Estimated Value of the Notes” in this pricing supplement.
• THE ESTIMATED VALUE OF THE NOTES DOES NOT REPRESENT FUTURE VALUES OF THE NOTES AND MAY DIFFER
FROM OTHERS’ ESTIMATES —
See “The Estimated Value of the Notes” in this pricing supplement.

PS-5 | Structured Investments
Yield Notes Linked to the Lesser Performing of the Common Stock of
ConocoPhillips and the State Street® Energy Select Sector SPDR® ETF
• THE ESTIMATED VALUE OF THE NOTES IS DERIVED BY REFERENCE TO AN INTERNAL FUNDING RATE —
The internal funding rate used in the determination of the estimated value of the notes may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the notes as well as the higher issuance, operational and ongoing liability management costs of the notes in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the notes. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the notes and any secondary market prices of the notes. See “The Estimated Value of the Notes” in this pricing supplement.
• THE VALUE OF THE NOTES AS PUBLISHED BY JPMS (AND WHICH MAY BE REFLECTED ON CUSTOMER ACCOUNT
STATEMENTS) MAY BE HIGHER THAN THE THEN-CURRENT ESTIMATED VALUE OF THE NOTES FOR A LIMITED TIME
PERIOD —
We generally expect that some of the costs included in the original issue price of the notes will be partially paid back to you in connection with any repurchases of your notes by JPMS in an amount that will decline to zero over an initial predetermined period.
See “Secondary Market Prices of the Notes” in this pricing supplement for additional information relating to this initial period.
Accordingly, the estimated value of your notes during this initial period may be lower than the value of the notes as published by
JPMS (and which may be shown on your customer account statements).
• SECONDARY MARKET PRICES OF THE NOTES WILL LIKELY BE LOWER THAN THE ORIGINAL ISSUE PRICE OF THE
NOTES —
Any secondary market prices of the notes will likely be lower than the original issue price of the notes because, among other things, secondary market prices take into account our internal secondary market funding rates for structured debt issuances and, also, because secondary market prices may exclude selling commissions, projected hedging profits, if any, estimated hedging costs and fees, if any, paid for third-party data analytics and/or electronic platform services that are included in the original issue price of the notes. As a result, the price, if any, at which JPMS will be willing to buy the notes from you in secondary market transactions, if at all, is likely to be lower than the original issue price. Furthermore, if you sell your notes, you will likely be charged a commission for secondary market transactions, or the price will likely reflect a dealer discount and/or fees for use of an electronic platform to facilitate secondary market activity. Any sale by you prior to the Maturity Date could result in a substantial loss to you.
• SECONDARY MARKET PRICES OF THE NOTES WILL BE IMPACTED BY MANY ECONOMIC AND MARKET FACTORS —
The secondary market price of the notes during their term will be impacted by a number of economic and market factors, which may either offset or magnify each other, aside from the selling commissions, projected hedging profits, if any, estimated hedging costs and the values of the Underlyings. Additionally, independent pricing vendors and/or third party broker-dealers may publish a price for the notes, which may also be reflected on customer account statements. This price may be different (higher or lower)
than the price of the notes, if any, at which JPMS may be willing to purchase your notes in the secondary market. See “Risk
Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Notes — Secondary market prices of the notes will be impacted by many economic and market factors” in the accompanying product supplement.
Risks Relating to the Underlyings
• NO AFFILIATION WITH THE REFERENCE STOCK ISSUER —
We have not independently verified any of the information about the Reference Stock issuer contained in this pricing supplement.
You should undertake your own investigation into the Reference Stock and its issuer. We are not responsible for the Reference
Stock issuer’s public disclosure of information, whether contained in SEC filings or otherwise.
• THE ANTI-DILUTION PROTECTION FOR THE REFERENCE STOCK IS LIMITED AND MAY BE DISCRETIONARY —
The calculation agent will not make an adjustment in response to all events that could affect the Reference Stock. The calculation agent may make adjustments in response to events that are not described in the accompanying product supplement to account for any diluting or concentrative effect, but the calculation agent is under no obligation to do so or to consider your interests as a holder of the notes in making these determinations.
• THERE ARE RISKS ASSOCIATED WITH THE FUND —
The Fund is subject to management risk, which is the risk that the investment strategies of the Fund’s investment adviser, the implementation of which is subject to a number of constraints, may not produce the intended results. These constraints could adversely affect the market price of the shares of the Fund and, consequently, the value of the notes.

PS-6 | Structured Investments
Yield Notes Linked to the Lesser Performing of the Common Stock of
ConocoPhillips and the State Street® Energy Select Sector SPDR® ETF
• THE PERFORMANCE AND MARKET VALUE OF THE FUND, PARTICULARLY DURING PERIODS OF MARKET VOLATILITY,
MAY NOT CORRELATE WITH THE PERFORMANCE OF THE FUND’S UNDERLYING INDEX AS WELL AS THE NET ASSET
VALUE PER SHARE —
The Fund does not fully replicate its Underlying Index (as defined under “The Underlyings” below) and may hold securities different from those included in its Underlying Index. In addition, the performance of the Fund will reflect additional transaction costs and fees that are not included in the calculation of its Underlying Index. All of these factors may lead to a lack of correlation between the performance of the Fund and its Underlying Index. In addition, corporate actions with respect to the equity securities underlying the Fund (such as mergers and spin-offs) may impact the variance between the performances of the Fund and its
Underlying Index. Finally, because the shares of the Fund are traded on a securities exchange and are subject to market supply and investor demand, the market value of one share of the Fund may differ from the net asset value per share of the Fund.
During periods of market volatility, securities underlying the Fund may be unavailable in the secondary market, market participants may be unable to calculate accurately the net asset value per share of the Fund and the liquidity of the Fund may be adversely affected. This kind of market volatility may also disrupt the ability of market participants to create and redeem shares of the Fund.
Further, market volatility may adversely affect, sometimes materially, the prices at which market participants are willing to buy and sell shares of the Fund. As a result, under these circumstances, the market value of shares of the Fund may vary substantially from the net asset value per share of the Fund. For all of the foregoing reasons, the performance of the Fund may not correlate with the performance of its Underlying Index as well as the net asset value per share of the Fund, which could materially and adversely affect the value of the notes in the secondary market and/or reduce any payment on the notes.
• RISKS ASSOCIATED WITH THE ENERGY SECTOR WITH RESPECT TO THE FUND —
All or substantially all of the equity securities held by the Fund are issued by companies whose primary line of business is directly associated with the energy sector. As a result, the value of the notes may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting this sector than a different investment linked to securities of a more broadly diversified group of issuers. Issuers in energy-related industries can be significantly affected by fluctuations in energy prices and supply and demand of energy fuels. Markets for various energy-related commodities can have significant volatility and are subject to control or manipulation by large producers or purchasers. Companies in the energy sector may need to make substantial expenditures, and to incur significant amounts of debt, in order to maintain or expand their reserves. Oil and gas exploration and production can be significantly affected by natural disasters as well as changes in exchange rates, interest rates, government regulation, world events and economic conditions. These companies may be at risk for environmental damage claims.
These factors could affect the energy sector and could affect the value of the equity securities held by the Fund and the price of the
Fund during the term of the notes, which may adversely affect the value of your notes.
• THE ANTI-DILUTION PROTECTION FOR THE FUND IS LIMITED —
The calculation agent will make adjustments to the Share Adjustment Factor for certain events affecting the shares of the Fund.
However, the calculation agent will not make an adjustment in response to all events that could affect the shares of the Fund. If an event occurs that does not require the calculation agent to make an adjustment, the value of the notes may be materially and adversely affected.

PS-7 | Structured Investments
Yield Notes Linked to the Lesser Performing of the Common Stock of
ConocoPhillips and the State Street® Energy Select Sector SPDR® ETF
The Underlyings
All information contained herein on the Reference Stock and on ConocoPhillips is derived from publicly available sources, without independent verification. According to its publicly available filings with the SEC, ConocoPhillips is an exploration and production company that explores for, produces, transports and markets crude oil, bitumen, natural gas, natural gas liquids and liquefied natural gas. The common stock of ConocoPhillips, par value $0.01 per share (Bloomberg ticker: COP), is registered under the Securities
Exchange Act of 1934, as amended, which we refer to as the Exchange Act, and is listed on the New York Stock Exchange, which we refer to as the relevant exchange for purposes of ConocoPhillips in the accompanying product supplement. Information provided to or filed with the SEC by ConocoPhillips pursuant to the Exchange Act can be located by reference to the SEC file number 001-32395, and can be accessed through www.sec.gov. We do not make any representation that these publicly available documents are accurate or complete.
The Fund is an exchange-traded fund of the Select Sector SPDR® Trust, a registered investment company, that seeks to provide investment results that, before expenses, correspond generally to the price and yield performance of publicly traded equity securities of companies in the Energy Select Sector Index, which we refer to as the Underlying Index with respect to the Fund. The Energy Select
Sector Index is a capped modified market capitalization-weighted index that measures the performance of the GICS® energy sector of the S&P 500® Index, which currently includes companies in the following industries: energy equipment and services; and oil, gas and consumable fuels. For additional information about the Fund, see “Fund Descriptions — The State Street® Select Sector SPDR® ETFs”
in the accompanying underlying supplement.
Historical Information
The following graphs set forth the historical performance of each Underlying based on the weekly historical closing values from January
8, 2021 through July 2, 2026. The closing value of the Reference Stock on July 8, 2026 was $110.72. The closing value of the Fund on July 8, 2026 was $55.60. We obtained the closing values above and below from the Bloomberg Professional® service
(“Bloomberg”), without independent verification. The closing values of the Reference Stock above and below may have been adjusted by Bloomberg for corporate actions, such as stock splits, public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy. The closing values of the Fund above and below may have been adjusted by Bloomberg for actions taken by the Fund, such as stock splits.
The historical closing values of each Underlying should not be taken as an indication of future performance, and no assurance can be given as to the closing value of either Underlying on the Observation Date. There can be no assurance that the performance of the
Underlyings will result in the return of any of your principal amount.

PS-8 | Structured Investments
Yield Notes Linked to the Lesser Performing of the Common Stock of
ConocoPhillips and the State Street® Energy Select Sector SPDR® ETF
Tax Treatment
You should review carefully the section entitled “United States Federal Taxation” in the accompanying prospectus supplement. Based on the advice of Davis Polk & Wardwell LLP, our special tax counsel, and on current market conditions, in determining our reporting responsibilities we intend to treat the notes for U.S. federal income tax purposes as units each consisting of: (x) a cash-settled Put
Option written by you that in circumstances where the payment due at maturity is less than $1,000 (excluding accrued but unpaid interest), requires you to pay us an amount equal to that difference and (y) a Deposit of $1,000 per $1,000 principal amount note to secure your potential obligation under the Put Option, as more fully described in “United States Federal Taxation — Tax Consequences
to U.S. Holders — Program Securities Treated as Units Each Comprising a Put Option and a Deposit” in the accompanying prospectus supplement. By purchasing the notes, you agree (in the absence of an administrative determination or judicial ruling to the contrary) to follow this treatment and the allocation described in the following paragraph. However, there are other reasonable treatments that the
IRS or a court may adopt, in which case the timing and character of any income or loss on the notes could be materially and adversely affected. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of
“prepaid forward contracts” and similar instruments. The notice focuses on a number of issues, the most relevant of which for investors in the notes are the character of income or loss (including whether the Put Premium might be currently included as ordinary income)
and the degree, if any, to which income realized by non-U.S. investors should be subject to withholding tax. While it is not clear whether the notes would be viewed as similar to the typical prepaid forward contract described in the notice, it is possible that any
Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the notes, possibly with retroactive effect.
In determining our reporting responsibilities, we intend to treat a portion of each Interest Payment equal to approximately 4.74% per annum times the amount of the Deposit times the number of days in the applicable period divided by 365 as interest on the Deposit (so that the amount allocated as interest on the Deposit will vary from Interest Payment to Interest Payment depending on the number of days in the applicable period) and the remainder of each Interest Payment as Put Premium. Assuming that the treatment of the notes as units each comprising a Put Option and a Deposit is respected, amounts treated as interest on the Deposit will be taxed as ordinary income, while the Put Premium will not be taken into account prior to sale or settlement.
Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax (unless an income tax treaty applies) on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. Section 871(m) provides certain exceptions to this withholding regime, including for instruments linked to certain broad-based indices that meet requirements set forth in the applicable
Treasury regulations. Additionally, a recent IRS notice excludes from the scope of Section 871(m) instruments issued prior to January
1, 2027 that do not have a delta of one with respect to underlying securities that could pay U.S.-source dividends for U.S. federal income tax purposes (each an “Underlying Security”). Based on certain determinations made by us, we expect that Section 871(m) will not apply to the notes with regard to Non-U.S. Holders. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If necessary, further information regarding the potential application of Section 871(m) will be provided in the pricing supplement for the notes. You should consult your tax adviser regarding the potential application of Section 871(m) to the notes.

PS-9 | Structured Investments
Yield Notes Linked to the Lesser Performing of the Common Stock of
ConocoPhillips and the State Street® Energy Select Sector SPDR® ETF
The discussions above and in the accompanying product supplement do not address the consequences to taxpayers subject to special tax accounting rules under Section 451(b) of the Code. You should consult your tax adviser regarding all aspects of the U.S. federal income tax consequences of an investment in the notes, including possible alternative treatments and the issues presented by the 2007 notice. Purchasers who are not initial purchasers of notes at the issue price should also consult their tax advisers with respect to the tax consequences of an investment in the notes, including possible alternative treatments, as well as the allocation of the purchase price of the notes between the Deposit and the Put Option.
The Estimated Value of the Notes
The estimated value of the notes set forth on the cover of this pricing supplement is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the notes, valued using the internal funding rate described below, and (2) the derivative or derivatives underlying the economic terms of the notes. The estimated value of the notes does not represent a minimum price at which JPMS would be willing to buy your notes in any secondary market (if any exists) at any time. The internal funding rate used in the determination of the estimated value of the notes may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the notes as well as the higher issuance, operational and ongoing liability management costs of the notes in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the notes. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the notes and any secondary market prices of the notes. For additional information, see “Selected Risk Considerations — Risks Relating to the Estimated Value and
Secondary Market Prices of the Notes — The Estimated Value of the Notes Is Derived by Reference to an Internal Funding Rate” in this pricing supplement.
The value of the derivative or derivatives underlying the economic terms of the notes is derived from internal pricing models of our affiliates. These models are dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, dividend rates, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, the estimated value of the notes is determined when the terms of the notes are set based on market conditions and other relevant factors and assumptions existing at that time.
The estimated value of the notes does not represent future values of the notes and may differ from others’ estimates. Different pricing models and assumptions could provide valuations for the notes that are greater than or less than the estimated value of the notes. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the value of the notes could change significantly based on, among other things, changes in market conditions, our or
JPMorgan Chase & Co.’s creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which JPMS would be willing to buy notes from you in secondary market transactions.
The estimated value of the notes will be lower than the original issue price of the notes because costs associated with selling, structuring and hedging the notes are included in the original issue price of the notes. These costs include the selling commissions paid to JPMS and other affiliated or unaffiliated dealers, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the notes, the estimated cost of hedging our obligations under the notes and the fees, if any, paid for third-party data analytics and/or electronic platform services. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. A portion of the profits, if any, realized in hedging our obligations under the notes may be allowed to other affiliated or unaffiliated dealers, and we or one or more of our affiliates will retain any remaining hedging profits. See “Selected Risk Considerations
— Risks Relating to the Estimated Value and Secondary Market Prices of the Notes — The Estimated Value of the Notes Will Be Lower
Than the Original Issue Price (Price to Public) of the Notes” in this pricing supplement.
Secondary Market Prices of the Notes
For information about factors that will impact any secondary market prices of the notes, see “Risk Factors — Risks Relating to the
Estimated Value and Secondary Market Prices of the Notes — Secondary market prices of the notes will be impacted by many economic and market factors” in the accompanying product supplement. In addition, we generally expect that some of the costs included in the original issue price of the notes will be partially paid back to you in connection with any repurchases of your notes by
JPMS in an amount that will decline to zero over an initial predetermined period. These costs can include selling commissions, projected hedging profits, if any, and, in some circumstances, estimated hedging costs, our internal secondary market funding rates for structured debt issuances and the fees paid for third-party data analytics and/or electronic platform services. This initial predetermined time period is intended to be the shorter of six months and one-half of the stated term of the notes. The length of any such initial period

PS-10 | Structured Investments
Yield Notes Linked to the Lesser Performing of the Common Stock of
ConocoPhillips and the State Street® Energy Select Sector SPDR® ETF
reflects the structure of the notes, whether our affiliates expect to earn a profit in connection with our hedging activities, the estimated costs of hedging the notes and when these costs are incurred, as determined by our affiliates. See “Selected Risk Considerations —
Risks Relating to the Estimated Value and Secondary Market Prices of the Notes — The Value of the Notes as Published by JPMS
(and Which May Be Reflected on Customer Account Statements) May Be Higher Than the Then-Current Estimated Value of the Notes
for a Limited Time Period” in this pricing supplement.
Supplemental Use of Proceeds
The notes are offered to meet investor demand for products that reflect the risk-return profile and market exposure provided by the notes. See “How the Notes Work” and “Hypothetical Payout Examples” in this pricing supplement for an illustration of the risk-return profile of the notes and “The Underlyings” in this pricing supplement for a description of the market exposure provided by the notes.
The original issue price of the notes is equal to the estimated value of the notes plus the selling commissions paid to JPMS and other affiliated or unaffiliated dealers, plus (minus) the projected profits (losses) that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the notes, plus the estimated cost of hedging our obligations under the notes, plus the fees, if any, paid for third-party data analytics and/or electronic platform services.
Additional Terms Specific to the Notes
You may revoke your offer to purchase the notes at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase, the notes prior to their issuance. In the event of any changes to the terms of the notes, we will notify you and you will be asked to accept such changes in connection with your purchase.
You may also choose to reject such changes, in which case we may reject your offer to purchase.
You should read this pricing supplement together with the accompanying prospectus, as supplemented by the accompanying prospectus supplement relating to our Series A medium-term notes of which these notes are a part, and the more detailed information contained in the accompanying product supplement and the accompanying underlying supplement. This pricing supplement, together with the documents listed below, contains the terms of the notes and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in the “Risk Factors” sections of the accompanying prospectus supplement and the accompanying product supplement, as the notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the notes.
You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):
• Product supplement no. 3-I dated April 17, 2026:
http://www.sec.gov/Archives/edgar/data/19617/000121390026045198/ea0285802-20_424b2.pdf
• Underlying supplement no. 1-I dated April 17, 2026:
http://www.sec.gov/Archives/edgar/data/19617/000121390026045209/ea0285802-11_424b2.pdf
• Prospectus supplement and prospectus, each dated April 17, 2026:
http://www.sec.gov/Archives/edgar/data/19617/000095010326005889/crt_dp245141-424b2.pdf
Our Central Index Key, or CIK, on the SEC website is 1665650, and JPMorgan Chase & Co.’s CIK is 19617. As used in this pricing supplement, “we,” “us” and “our” refer to JPMorgan Financial.